EXHIBIT 10.1

FIRST AMENDMENT

TO

CREDIT AND SECURITY AGREEMENT

This First Amendment to Credit and Security Agreement is made and entered into as of this 30th day of June, 2006, by Resistance Technology, Inc., a Minnesota corporation (“Resistance”); and RTI Electronics, Inc., a Delaware corporation (“RTI”); herein Resistance and RTI are sometimes referred to individually as a “Borrower” and collectively as the “Borrowers”), and M&I BUSINESS CREDIT, INC. formerly known as Diversified Business Credit, Inc. (herein called “Lender”).

RECITALS:

A.           Borrowers executed and delivered to Lender a Credit and Security Agreement on August 31, 2005 (as heretofore and hereafter amended, the “Credit Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

B.           The Borrower has requested that the Lender to make certain modifications to the Credit Agreement, and the Lender has agreed to do so upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.            Financial Covenants – FAS 123R Adjustment. The Lender hereby agrees that the following provision shall be added at the end of Section 5(h) of the Credit Agreement in connection with the calculation of the Financial Covenants:

In connection with the calculation and measurement of each of the Financial Covenants under Subsections 5(h)(i), (ii), (iii), (iv) and (v) during fiscal year 2006, the same shall be made without reduction for any non-cash expense charge incurred after January 1, 2006 and attributable to such period under accounting rule FAS 123R with respect to all Approved Intricon Stock Option Plans (as hereinafter defined); provided however that aggregate amount of such adjustments shall never exceed $1,000,000. As used herein, the term “Approved Intricon Stock Option Plans” shall mean all stock option/incentive plans of the Guarantor that have been duly approved by the board of directors and shareholders of the Guarantor and previously disclosed to the Lender in writing.

2.            Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with such other documents and agreements referenced in or required by this Amendment or otherwise required by the Lender, each in form and substance acceptable to the Lender in its sole discretion.

3.            Representations. Each Borrower hereby warrants and represents to Lender that (a) each and all of the representations and warranties set forth and contained in the Credit Agreement and Security Documents (as defined in the Credit Agreement) are true, correct and complete in all respects as of the date hereof, and (b) no Event of Default and no event, circumstance or condition which with the giving of notice or the passage of time or both would constitute an Event of Default under the Credit Agreement or Security Documents has occurred or is continuing as of the date hereof.

4.            No Waiver. Each Borrower and the undersigned Guarantor acknowledges and agrees that by executing and delivering this Agreement the Lender is not waiving any existing Event of Default, whether known or unknown, or any event, circumstance or condition, whether known or unknown, which with the giving of notice or the passage of time or both would constitute an Event of Default nor is Lender waiving any of its rights or remedies under the Credit Agreement or Security Documents.

5.            Miscellaneous.

(a)          Each Borrower and the Guarantor hereby acknowledges and agrees with Lender that no events, conditions or circumstances have arisen or exist as of the date hereof which would give any of them the right to assert a defense, counterclaim and/or setoff to any claim by Lender for payment of amounts due under the Credit Agreement, the Guaranty or Security Documents, and to the extent that any such defense, counterclaim and/or right of setoff exists as of the date hereof, the same is hereby waived.

(b)          Each Borrower and the Guarantor hereby releases Lender and each of its officers, directors, agents, employees, legal counsel and other representatives from any and all claims, demands, causes of action, liability, damage, loss, costs and expenses which it has paid, incurred or sustained, or believes it has paid, incurred or sustained, known or unknown, absolute or contingent, liquidated or unliquidated, as a result of or related to (a) the transactions evidenced by or related to the Credit Agreement, the Guaranty and Security Documents, (b) any acts or omissions of the Lender or any of its officers, directors, agents, employees, legal counsel or other representatives in connection therewith or related thereto, or (c) the extension or denial of credit under the Credit Agreement, the Guaranty or Security Documents.

(c)          Except as expressly amended hereby, the Credit Agreement, the Guaranty and Security Documents shall remain in full force and effect in accordance with their original terms and binding upon and enforceable against each Borrower or Guarantor to the extent a party thereto, and not subject to any defense, counterclaim or right of setoff.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of the day and year first above written.

BORROWERS:

Resistance Technology, Inc.		RTI Electronics, Inc.
By:	/s/ Mark S. Gorder	By:	/s/ Mark S. Gorder
	President and Chief Executive Officer		President and Chief Executive Officer

LENDER:

M&I Business Credit, Inc.
By:	/s/ Robert L. Johnson
Its:	Senior Vice President

Acknowledged and agreed by the undersigned Guarantor this 30th day of June, 2006.

IntriCon Corporation
By:	/s/ Mark Gorder
Its:	President and Chief Executive Officer